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                                                                 EXHIBIT 1.01(a)










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                                                                 Exhibit 1.01(a)

                         ML PRINCIPAL PROTECTION L.P.
                       (a Delaware Limited Partnership)

               2,000,000 Units of Limited Partnership Interests

                   AMENDMENT NO. 11 TO THE SELLING AGREEMENT
                   -----------------------------------------


                                              Dated as of ________________, 199_


MERRILL LYNCH, PIERCE
  FENNER & SMITH INCORPORATED
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10080-6106

Dear Sirs:

        Your affiliate, Merrill Lynch Investment Partners Inc. (formerly, ML Futures Investment Partners Inc.), a Delaware corporation (referred to herein in its individual corporate capacity and as general partner as the "General Partner"), and an initial limited partner have caused the formation of a limited partnership pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware (the "DRULPA") under the name ML PRINCIPAL PROTECTION L.P. (the "Partnership") (formerly, ML Principal Protection Plus L.P.), for the purpose of engaging in speculative trading of futures and forward contracts and commodity options in the international markets. As described in the Prospectus, the Partnership does not have any trading operations of its own but rather, through its wholly-owned trading subsidiary, ML PRINCIPAL PROTECTION TRADING L.P., a Delaware limited partnership (the "Trading Partnership") (formerly, ML Principal Protection Plus Trading L.P.), has entered into separate Advisory Agreements with various professional commodity trading advisors which have no affiliation
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with the General Partner (other than perhaps managing accounts for the clients of the General Partner) (individually, a "Trading Advisor" and, collectively, the "Trading Advisors"). The Trading Partnership engages in speculative trading in the commodities markets as aforesaid, and the Trading Advisors direct such trading; the initial commodity broker and forward contract dealer for the Partnership is Merrill Lynch Futures Inc., a Delaware corporation and certain of its affiliates or such other brokers as approved of in writing by Merrill Lynch Futures Inc.; and the exclusive selling agent for the Partnership will be yourself, including, without limitation, Merrill Lynch International & Co., C.V.O.A., and certain of your affiliates (herein sometimes collectively referred to as the "Selling Agent").

        The undersigned hereby agree to be bound by all terms and conditions of the Selling Agreement between the Partnership, the Trading Partnership, the General Partnership, Merrill Lynch Futures Inc., the Selling Agent and certain trading advisors dated July 14, 1994 as amended by various amendments (the "Selling Agreement"). References in the Selling Agreement to the Registration Statement and Prospectus shall, for purposes of this Amendment to the Selling Agreement, mean the Registration Statement and the Prospectus most recently filed with the Securities and Exchange Commission as of the date hereof and any subsequent amendments or prospectuses.

        If the foregoing is in accordance with each party's understanding of its agreement, each party is requested to sign and return to the General Partner a counterpart hereof, whereupon

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this instrument along with all counterparts will become a binding agreement among them in accordance with its terms.

                                        Very truly yours,

                                        ML PRINCIPAL PROTECTION L.P.

                                        BY: MERRILL LYNCH INVESTMENT
                                             PARTNERS INC., General Partner

                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                        ML PRINCIPAL PROTECTION
                                          TRADING L.P.

                                        BY: MERRILL LYNCH INVESTMENT
                                             PARTNERS INC., General Partner

                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                        [TRADING ADVISORS]

                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:





Confirmed and Accepted as of
the date first above written

MERRILL LYNCH, PIERCE, FENNER
    & SMITH INCORPORATED
        Selling Agent

By:
   ---------------------------------
   Name:
   Title:


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